Exhibit 99.1

omniQ Receives Purchase Order to Deploy its AI Based Cloud Solution for Georgia State University from ASPIS Parking

●	ominQ to deploy PERCS™ (Permitting, Enforcement, Revenue and Collection) Cloud-hosted Solution at Georgia State University in Atlanta, GA

●	PERCS™ represents a Recurring revenue business model

●	Follows growing demand for Company’s AI based solutions from other universities and education institutes, homeland security authorities and various gated communities.

SALT LAKE CITY (GLOBE NEWSWIRE) — omniQ Corp (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence and Supply Chain (AI)-based solutions, announced today the receipt of a Software as a Service recurring revenue agreement from ASPIS Parking to deploy its PERCS (Permitting, Enforcement, Revenue and Collection) Cloud-hosted Software for Georgia State University. The agreement also includes deployment of multiple omniQ’s eCite Pro™ enforcement vehicles, which includes omniQ’s complete AI mobile Vehicle Recognition System, for enforcement of permit violations and citation issuance.

Georgia State joins several universities that are using omniQ’s AI products that are based on Machine Vision, including Penn State, Georgia Tech and Emory University.

Our latest version of PERCS™ will be utilized to transform the customer experience for faculty, staff, student and visitor parking at over a dozen garages and surface lots throughout the downtown Atlanta campus. Integrations and interactions with Blackboard, Panther Card, MARTA, UPASS, Touchnet for payments and omniQ’s PayGO™ for declining balance permits are just a few of the many features that will soon be introduced to the parking customers at this prestigious university.

“We are pleased with recent developments in our AI based business with new sales and marketing models enabling scalable growth and a recurring revenue model. We are honored to enter into an agreement with ASPIS Parking to provide our AI based PERCS™ software to streamline campus parking management at Georgia State University. ASPIS Parking has been a long-time valued partner of ours, with dozens of sites and hundreds of lanes of our industry leading AI based Vehicle Recognition Systems (VRS & LPR) technology already deployed in and around Atlanta” said Shai Lustgarten, CEO.

Harry Katsoudas, President of ASPIS Parking (Access Security Parking Integrated Solutions ) commented “I have been working with this team of folks for over a decade and when the opportunity arrived to provide a transformational upgrade to the parking experience for permits and enforcement at Georgia State University there was no hesitation who we needed to bring in for the solution. My experience with the people, products, support and performance of omniQ/HTS has been sensational”.

Beth Jones, Associate Vice President of Finance and Administration of Georgia State University commented, “ We are excited about improving the customer service experience for our faculty, staff and student parking patrons with the deployment of the new PERCS and PARCS Systems at Georgia State University”.

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com